CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of IQSTEL, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026 filed with the Securities and Exchange Commission (the “Report”), I, Leandro Iglesias, Chief Executive Office, and I, Alvaro Quintana Cardona, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Leandro Iglesias
Name:	Leandro Iglesias
Title:	Principal Executive Officer
Date:	August 18, 2026

By:	/s/ Alvaro Quintana Cardona
Name:	Alvaro Quintana Cardona
Title:	Principal Financial Officer
Date:	August 18, 2026

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.